EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                    AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002
                              MAMMATECH CORPORATION

In connection with the Quarterly Report of Mammatech Corporation (the "Company") on Form 10-Q for the period ended August 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Henry S. Pennypacker, President and Chief Executive Officer and Mary Bailey Sellers, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



By:   /s/ Henry S. Pennypacker                          Dated: January 14, 2004
      --------------------------------------------
      Henry S. Pennypacker
      Title: President, Chief Executive Officer

      /s/ Mary Bailey Sellers
      --------------------------------------------
      Mary Bailey Sellers
      Title: Treasurer and Chief Financial Officer

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.